MOMENTOUS ENTERTAINMENT GROUP TO ACQUIRE ECOMMERCE RETAILER NEUROFUSE

Nuerofuse to Provide Additional Domestic as well as Worldwide Revenue Streams to Momentous Entertainment Group

LAS VEGAS, NEVADA, February 28, 2017 – Momentous Entertainment Group, Inc. (“Momentous”) (OTCBB:MMEG), a diversified media company with a focus on technology that creates, produces and distributes quality content across various media platforms, announced today that it has executed a Letter of Intent to acquire NEUROFUSE (“NEUROFUSE”).

Neurofuse https://www.neurofuse.com/focus/ is a unique ecommerce retailer that provides cutting edge, scientifically advanced nootropic supplements. The company develops unique formulations based on scientific studies that prove sufficient evidence to their effectiveness in focus, energy and memory retention. All products that they supply come from their contracted Federal Food & Drug Administration Inspected and approved multi-million dollar facilities. They are also all ‘GMP’ certified, meaning: ‘Good Manufacturing Practice’, which assures that each and every time, customers receive the exact same potent, and effective product blends.

In business for over two years, NEUROFUSE continues to thrive and has seen extraordinary growth since inception. Since June 2014, the company has sold to approximately 35,000 on-line customers. A great product and superb customer service have played a crucial role in allowing for approximately 40% of sales coming from repeat customers. The sale includes the website, (https://www.neurofuse.com/focus/), Facebook and Twitter domains, all NEUROFUSE trademarked brands and copyrights, all current customer accounts, merchant accounts, fulfillment, customer service facilities and existing inventory.

Momentous CEO Kurt Neubauer stated, “This brings a third acquisition to bear with Momentous and adds yet another revenue stream to manage. While some might not understand our business model, Momentous is utilizing both sides of the market equation, having subscribers, or customers and identifying and acquiring ecommerce that will appeal to our market base. These first acquisition targets have manifested quickly. We are continuing to work our acquisition model and expect to continue this process throughout the year.” Mr. Neubauer also stated, we expect to close the NEUROFUSE acquisition by the first week of April 2017 after initial due diligence has been completed.

About NEUROFUSE

Neurofuse https://www.neurofuse.com/focus/ is a unique ecommerce retailer that provides cutting edge, scientifically advanced nootropic supplements. The company develops unique formulations based on scientific studies that prove sufficient evidence to their effectiveness in focus, energy and memory retention. All products that they supply come from their contracted Federal Food & Drug Administration Inspected and approved multi-million dollar facilities. They are also all ‘GMP’ certified, meaning: ‘Good Manufacturing Practice’, which assures that each and every time, customers receive the exact same potent, and effective product blends. In business for over two years, this business continues to thrive and has seen extraordinary growth since inception. Since June 2014, the company has sold to approximately 35,000 customers and great product and superb customer service have played a crucial role in allowing for approximately 40% of sales coming from repeat customers.

About Momentous Entertainment Group (MMEG)

Momentous Entertainment Group, Inc. is a diversified media company with a focus on technology that creates, produces and distributes quality content across various media platforms. Momentous has a combined management experience of more than 100 years in entertainment, technology and marketing.

Please note the Company may use social media to communicate with the public. This communication may include information that could be deemed material information. As a result, the Company encourages interested parties to review the information that it posts on the following social media channels: Facebook (https://facebook.com/momentousent13), Twitter (https://twitter.com/momentousent13), and LinkedIn (https://www.linkedin.com/company/15878606).

To learn more, visit Momentous Entertainment Group’s websites: Products Site www.momentousent.com, Music Site www.momentousmusic.com and Music One Corp www.music1.biz.

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management’s view of Momentous Entertainment Group Inc’s (MMEG) future expectations, plans and prospects. In particular, when used in the preceding discussion, the words "believes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of MMEG to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents MMEG files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on MMEG’s future results. The forward-looking statements included in this press release are made only as of the date hereof. MMEG cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, MMEG undertakes no obligation to update these statements after the date of this release, except as required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by MMEG.

Contacts:

Tom Nelson

480-326-8577 tenassociates33@gmail.com